Exhibit 99.1

        FOUNTAIN PHARMACEUTICALS, INC. POSTPONES TAKING CORPORATE ACTIONS OUTLINED IN ITS INFORMATION STATEMENT MAILED TO ITS SHAREHOLDERS ON OR ABOUT
                                 APRIL 25, 2002


Tampa, Florida, May 7, 2002 - Fountain Pharmaceuticals, Inc. (OTCBB - "FPHI") (the "Company") today announced that in response to comments from the Securities and Exchange Commission ("SEC") it will postpone taking the corporate actions described in the Information Statement first filed on April 12, 2002, amended on April 24, 2002, mailed to shareholders on or about April 25, 2002 and refiled as a Preliminary Schedule 14C on April 30, 2002. The Company intends to refile a revised Preliminary Schedule 14C as soon as possible instituting theses actions and completing the acquisition of SiriCOMM, Inc. but the corporate actions will not be taken until the SEC completes its review process of the amended 14C filing and until 20 days after a Definitive Information Statement is filed and mailed to our shareholders.

Certain matters discussed in this press release are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and
Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbor created thereby. These forward-looking statements can generally be identified as such because the context of the statement will include words such as the Company or we "believe," "anticipate," "estimate," "expect" or words of similar import as they relate to us or our management. Similarly, statements that describe our future plans, objectives or goals are forward-looking statements.


CONTACT:

Brendon K. Rennert                              Joel C. Schneider, Legal Counsel
(813) 248-0086                                  (516) 228-8181